Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Elbit Vision Systems Ltd. (the “Company”) on Form S-8 (File No. 333-144991) and on Form S-8 (File No. 333-207410) of our report dated March 29, 2016, relating to the consolidated financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu Limited
Tel-Aviv, Israel

March 29, 2016